UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2019 (September 25, 2019)

THE PECK COMPANY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37707	47-2150172
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4050 Williston Road, #511 South Burlington, Vermont	05403
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (802) 658-3378

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PECK	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02(b) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 25, 2019, the board of directors (the “Board”) of The Peck Company Holdings, Inc. (the “Company”), pursuant to its powers under the Company’s bylaws, appointed Daniel Dus as a member of the Board and as chairman of the audit committee of the Board. Mr. Dus will serve as a director until the next annual meeting of the Company’s stockholders, at which time he will stand for election until the annual meeting of the Company’s stockholders following his election, or his earlier resignation, retirement or other termination of service.

Mr. Dus, age 41, has served as the Head of Renewables Business, North America since July 2017 for Adani Solar USA, Inc., an affiliate of Adani Group, which is an integrated business conglomerate in India that consists of six publicly traded companies. In this role, Mr. Dus managed the construction of 453 megawatts in solar projects and developed a 1.8 gigawatt pipeline of solar projects for Adani Group in the U.S. From November 2015 to July 2017, Mr. Dus served as the chief development officer for Dynamic Energy Solutions, LLC, a full-service solar energy provider where Mr. Dus was responsible for new market entry, with a focus on greenfield development, community solar and shared renewables. From August 2013 to November 2015, Mr. Dus served as the chief strategy officer for Safari Energy, LLC, a solar power provider focused on serving real estate investment trusts, where Mr. Dus was responsible for business and project development process creation, integration, training and improvement. Prior to that, Mr. Dus served as the chief operations officer and the chief financial officer from September 2008 to August 2013 for Martifer Solar, S.A., a global solar photovoltaic power developer and engineering, construction and procurement, and operations and maintenance provider. At Martifer Solar, S.A., Mr. Dus was responsible for over 1,200 solar clients serviced under leases, power purchase agreements, direct purchase and community solar models, for managing a solar services platform that engaged 75 full time staff members and over 1,000 subcontracted laborers, and for obtaining corporate investment facilities and bonding facilities. Mr. Dus holds a Master of Business Administration from Drexel University and is a certified solar designer, Stanford-certified project manager, Villanova-certified Six Sigma Master Lean Blackbelt, and holds over fifty certificates in energy hedging, grid infrastructure and emerging energy technologies, as well as an OSHA 30. Mr. Dus owns the first property in the world ever powered by alternating current electricity.

There are no arrangements or understandings between Mr. Dus and any other persons pursuant to which he was appointed as a director of the Company. There are also no family relationships between Mr. Dus and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On September 26, 2019, the Company issued a press release announcing the appointment of Mr. Dus to the Board, a copy of which is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information in the such exhibit shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No.	Description
99.1	Press Release of the Company, dated September 26, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 26, 2019

The Peck Company Holdings, Inc.

By:	/s/ Jeffrey Peck
Name:	Jeffrey Peck
Title:	Chief Executive Officer